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                                                                    EXHIBIT 32.1

                STATEMENT OF CHAIRMAN AND CHIEF EXECUTIVE OFFICER
         PURSUANT TO SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE

     Pursuant to section 1350 of Title 18 of the United States Code, I, Richard
J. DePiano, the Chairman and Chief Executive Officer of Escalon Medical Corp. (the "Registrant"), hereby certify that, to the best of my knowledge:

1. The Registrant's Form 10-K/A 1A Annual Report for the fiscal year ended June 30, 2007 fully complies with the requirements of Section 13(a) of the Exchange Act; and

2. The information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:    October 29, 2007
                                            ------------------------------------
                                            Richard J. DePiano
                                            Chairman and Chief Executive Officer

     A signed copy of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Registrant and will be furnished to the Securities Exchange Commission or its staff upon request.




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